                                                                 EXHIBIT 10.07

                             CONSENT TO SUBLEASE
                             -------------------


     Master Lessor hereby acknowledges receipt of a copy of the Sublease between Rogue Wave Software, Inc., Sublessor and Onsale, Inc., Sublessee, signed by Robert Holburn, CFO for Rogue Wave Software, Inc. on October 19, 1996. Master Lessor hereby consents to this Sublease, based solely upon a general consideration of whether the proposed Sublessee intends to occupy the premises in a lawful and orderly fashion, consistent with uses appropriate to the overall project. By this consent, Master Lessor shall not be deemed in any way to have entered into the Sublease, to have agreed to be bound by any provision of the Sublease, or to have consented to any further assignment or sublease. Master Lessor's consent hereunder shall not constitute either (i) a waiver of Master Lessor's rights under the Master Lease, or (ii) a voluntary surrender of either the Master Lease or any Sublease. This approval expires October 31, 1997.



                         LANDMARK INVESTMENTS, LIMITED,
                         A CALIFORNIA LIMITED PARTNERSHIP

                         BY:  THRUST IV, INC., A CALIFORNIA
                         CORPORATION, ITS GENERAL PARTNER



                         By:  /s/ Hugh P. Bikle
                              ______________________________
                              Hugh P. Bikle, President

                             SUBLEASE AGREEMENT

1. PARTIES: This Sublease Agreement is entered into by and between Rogue Wave Software, Inc., 2065 Landings Drive, Mountain View, California 94043, ("Sublessor"), and OnSale, Inc. -1953 Landings Drive, Mountain View,
California 94043 ("Sublessee"), as a sublease under the lease dated April 22, 1996, entered into by Landmark Investments, Limited, as Lessor and Rogue Wave Software, Inc., as Lessee, a copy of the lease is attached and designated Exhibit A.
---------

2.   PROVISIONS CONCERNING SUBLEASE.

     (a) This sublease is subject to all of the terms and conditions of the master lease at Exhibit A and Sublessee shall assume and perform the obligations of Sublessor and lessee in said lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this sublease. Sublessee shall not commit or permit to be committed on the subleased premises any act or omission which shall violate any term or condition of the lease. In the event of the termination of Sublessor's interest as lessee under the lease for any reason, then this sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

     (b) All of the terms and conditions contained in the master lease at Exhibit A, are incorporated herein except for paragraphs l,2,3,4.l,4.2,5,28,29.B,30, 31, 32, as terms and conditions of this sublease (with each reference therein to lessor and lessee to be deemed to refer to Sublessor and Sublessee) and along with all of the following paragraphs set out in this sublease, shall be the complete terms and conditions of this sublease. With respect to Section 25.3, Notices, of the lease, for notices between Sublessor and Sublessee, as of the date of execution of this sublease, the addresses of Sublessor and Sublessee are as specified above.

     (c) This sublease is subject to the written consent of lessor.

3. PREMISES. Sublessor leases to Sublessee and Sublessee hires from said Sublessor the following described premises together with the appurtenances, located at 1861 Landings Drive in the City of Mountain View, County of Santa Clara, State of California: Approximately 6,408 rentable square feet as indicated on Exhibit B attached hereto.
             ---------

Sublessor warrants that to the best of Sublessor's knowledge, Sublessor is unaware of any toxic materials which are located in, or about the premises, parking areas, storage area or other parts of the project. Furthermore, Sublessor warrants that to the best of Sublessor's knowledge, the interior and exterior of the premises do not violate any ordinance, rule, code or regulation of any governmental agency and Sublessor has not received any notice of possible violation. In all other aspects, the premises are delivered "as is."

4.   RENT AND OTHER CHARGES.

     (a) Sublessee shall pay to Sublessor without deduction, setoff, prior notice or demand, as rental, the sum of fourteen thousand seven hundred thirty-eight dollars and 40/100 ($14,738.40) per month in advance on the 1st day of each month in lawful money of the United States of America throughout the balance of the term. Monthly rental for any partial month shall be prorated at the rate of 1/30th of monthly rental per day. Rent shall be paid to Sublessor at 2065 Landings Drive, Mountain View, California 94043, or at such other place or places as Sublessor may from time to time direct.

(b) Receipt of $14,738.40 is hereby acknowledged for rental for the first month, and the additional amount of $7,369.20 as a security deposit. In the event Sublessee has performed all of the terms and conditions of this sublease throughout the term, upon Sublessee vacating the premises, and returning the premises to their condition upon delivery to Sublessee, normal wear and tear expected, the amount paid as security deposit shall be returned to Sublessee after first deducting any sums owed to Sublessor.

5.   Term.

     (a) The term of this sublease shall commence on the first day of November, 1996 and shall continue for a period of twelve (12) months.

     (b) In the event Sublessor is unable to deliver possession of the premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this sublease be void or voidable but Sublessee shall not be liable for rent until such time as Sublessor offers to deliver possession of the premises to Sublessee. If Sublessee, with Sublessor's consent, takes possession prior to the commencement of the term, Sublessee shall do so subject to all of the covenants and conditions hereof and shall pay rent for the first month of the term, prorated at a rate of 1/30th thereof per day.

7. BROKERAGE. Sublessee warrants that it has only dealt with Cornish & Carey Commercial as its own broker and Catalyst Real Estate Group as Sublessor's broker, concerning the premises. The only commissions to be paid under this sublease are those paid by Rogue Wave Software, Inc. to Catalyst Real Estate Group, which will share the commission payment by separate agreement.

ROGUE WAVE SOFTWARE, INC.              ONSALE, INC.
("Sublessor")                          ("Sublessee")


By: /s/ Robert Holburn                 By: /s/ Samuel Jerould Kaplan
    _________________________________      _________________________________
    Robert Holburn
    Chief Financial Officer            Print Name: Samuel Jerould Kaplan
                                                  ___________________________

Date: 10/19/96                         Title: CSO
     ________________________________        ________________________________

                                       Date: 10/15/96
                                            _________________________________

                               CONSENT OF LESSOR


Landmark Investments, Limited hereby consents to the sublease dated August ______, 1996, between Rogue Wave Software, Inc. and OnSale, Inc. being entered into.

For Landmark Investments, Limited:


___________________________________________

Name:______________________________________

Title:_____________________________________

Date:______________________________________

                                LEASE AGREEMENT

                                    between

                                  THE LANDMARK

                                      and

                           ROGUE WAVE SOFTWARE, INC.

                                      for

                              1861 Landings Drive
                            Mountain View, CA 94043



                                                        Dated:  April 22, 1996

                            LANDMARK BUILDING LEASE



1. PARTIES. This Lease dated, for reference purposes only, April 22, 1996, by and between LANDMARK INVESTMENTS, LIMITED ("Landlord") and ROGUE WAVE SOFTWARE, INC. ("Tenant"), who agree as follows:

2. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord the office space located in Mountain View, California, 94043, described as 1861 Landings Drive, outlined in Exhibit "A" ("Premises"). Premises have an agreed area of Twelve Thousand Eight Hundred Sixteen (12,816) rentable square feet.

3. TERM. The term of this Lease shall be for Three (3) years commencing on October 1, 1996 and ending on September 30, 1999.

4.   RENT AND TENANT IMPROVEMENT COST REIMBURSEMENT.

4.1. Tenant shall pay to Landlord as rent for the Premises, without demand, deduction, or off-set, the sum of Twenty Four Thousand Three Hundred Fifty Dollars and 40/100 ($24,350.40) on or before the first day of each and every month of the term of this Lease, the first monthly payment to be made concurrently with the execution hereof. If the commencement date is not the first day of a month or if the Lease termination date is not the last day of a month, the rent payable hereunder shall be prorated, based upon a thirty day month, at the current rate for the fractional month during which this Lease commences and/or terminates. Any rent payable for a partial month directly following the commencement date shall be payable on the first day of the first full calendar month of the term. Rent shall be paid to Landmark Investments, Limited, at 2093 Landings Drive, Mountain View, CA 94043.

4.2. The base rent provided for in 4.1. above shall increase three percent (3%) per year on the anniversary date of the commencement of the term of the Lease stated in 3. above.

4.3. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of a sum due from

Tenant shall not be received by Landlord or Landlord's designees by 12:00 noon on the fifth (5th) day of each month of the term hereof, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

5. SECURITY DEPOSIT. On execution of this Lease, Tenant shall increase its security deposit with Landlord by $19,850.40 to a total of $24,350.40 for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall, no later than fourteen
(14) days after lease expiration or termination, return to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder), the balance of the security deposit. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.

6.   POSSESSION.

6.1. If Landlord, for any reason cannot deliver possession of the Premises to Tenant at the commencement of the term hereof, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be extended, but, in that event, all rent shall be abated during the period between the commencement of said term and the time when Landlord delivers possession.

6.2. In the event that Landlord shall permit Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Lease and said early possession shall not advance the termination date hereinabove provided. Rent shall be prorated and prepaid for early occupancy at the current rate.

7.   USE.

7.1 Use. The Premises shall be used and occupied by Tenant for general office purposes and for no other purpose without the prior written consent of the Landlord.

7.2   Uses Prohibited.

a. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will increase the existing rate or affect any fire or other insurance upon the building or any of its contents, or cause a cancellation of any insurance policy covering said building or any part thereof or any of its contents, nor shall Tenant sell or permit to be kept used or sold in or about said Premises any articles or substances, inflammable or otherwise, which may be prohibited by a standard form policy of fire insurance.

b. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the building or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose.

c. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law now in force or which may hereafter be enacted. Tenant shall at its cost promptly comply with all laws now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body relating to Tenant's improvements or acts.

8. ALTERATIONS AND ADDITIONS. Tenant shall not make or allow any alterations, additions or improvements of or to the Premises without Landlord's prior written consent. Any such alterations, additions or improvements, including, but not limited to, wallcovering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall become a part of the realty, shall belong to the Landlord and shall be surrendered with the Premises at expiration or termination of the Lease. If Landlord consents to any such alterations, additions or improvements by Tenant, they shall be made by Tenant at Tenant's cost, and any contractor or person selected by Tenant to perform the work shall first be approved of, in writing, by Landlord. Upon expiration, or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord promptly remove any alterations, additions or improvements made by Tenant and designated by Landlord to be removed. Such removal and repair of any damage to the premises caused by such removal shall be at Tenant's cost.

9. LIENS. Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require Tenant to provide Landlord, at Tenant's cost, a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of any improvements, additions, or alterations by Tenant, to insure Landlord against liability for mechanic's and materialmen's liens and to insure completion for the work.

10. REPAIRS AND MAINTENANCE. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good sanitary order, condition and repair. Tenant shall at Tenant's cost, keep the premises and every part thereof in good condition and repair except for damages from causes beyond the control of Tenant and ordinary wear and tear. Tenant shall upon the expiration or sooner termination of this Lease surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of the Tenant excepted. Unless specifically provided in an addendum to this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the premises or the building except as specifically herein set forth. Notwithstanding the above provisions, Landlord shall repair and maintain the structural portions of the building, including the standard plumbing, air conditioning, heating and electrical systems furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Tenant shall give Landlord written notice of any required repairs or maintenance. Landlord shall not be liable for any failure to repair or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice. Any repairs or maintenance to supplemental cooling equipment required for Tenant's special needs are the responsibility of Tenant. Except as specifically herein set forth, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the building or the Premises or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

11. ASSIGNMENTS AND SUBLETTING. Tenant shall not, voluntarily or by operation of law, assign, transfer, or encumber its interest under this Lease or in the Premises nor sublease all or any part of the premises or allow any other person or entity (except Tenant's employees, agents agents and invitees) to occupy or use all or any part of the premises without the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld. Any such consent shall not release Tenant from liability hereunder, and a consent to one assignment, subletting, occupation or use shall not be deemed a consent to any subsequent assignment, subletting, occupation or use. Any such purported assignment, subletting, or permission to occupy or use without such consent from Landlord shall be void and shall, at the option of Landlord, constitute a default under this Lease. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

12. HOLD HARMLESS. Except as to claims based on the sole negligence or willful misconduct of Landlord, its agents or employees, Tenant shall hold Landlord harmless from any claims arising from Tenant's use of the premises or from any activity permitted by Tenant in or about the Premises, and any claims arising from any breach or default in Tenant's performance of any obligation under the terms of this Lease. If any action or proceeding is brought by reason of any such claim in which Landlord is named as a party, Tenant shall defend Landlord therein at Tenant's expense by counsel reasonably satisfactory to Landlord. Landlord and its agents shall not be liable for any damage to property entrusted to employees of the building, nor for loss or damage to any property by theft or otherwise, nor from any injury to or damage to persons or property resulting from any cause whatsoever, unless caused by or due to the sole negligence or willful misconduct of Landlord, its agents, or employees. Landlord shall not be liable for any latent defect in the Premises or in the building of which they are a part. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the building or of alleged defects in the building, fixtures or equipment.

13.   INSURANCE.

13.1 Coverage. Tenant shall assume the risk of damage to any fixtures, goods, inventory, merchandise, equipment, furniture and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage. Tenant shall, at all times during the term of this Lease, and at its own cost, procure and continue in force the following insurance coverage.

a. Comprehensive public liability insurance, insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.

13.2. Insurance Policies. The limits of said insurance policies shall not, however, limit the liability of the Tenant hereunder. Tenant may carry said insurance under a blanket policy, providing, however, said insurance by Tenant shall name Landlord as an additional insured. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies that rate B+ or better in "Best's Insurance Guide".
Tenant shall deliver to Landlord prior to occupancy of the premises copies of policies of insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses, satisfactory to Landlord. No policy shall be cancellable or subject to reduction of coverage except after fifteen (15) days prior written notice to Landlord. The minimum acceptable amount of comprehensive liability insurance is $1,000,000 against claims in any occurrence, and property damage insurance in an amount of not less than $100,000 per occurrence, or combined single limit of $1,000,000 comprehensive liability and property damage insurance.

13.3. Waiver of Subrogation. As long as their respective insurers so permit, Landlord and Tenant each hereby waive any and all rights of recovery against the other for any loss or damage occasioned to such waiving party or its property of others under its control to the extent that such loss or damage is insured against under any fire or extended coverage insurance policy which either may have in force at the time of such loss or damage. Each party shall obtain any special endorsement, if required by their insurer, to evidence compliance with the aforementioned waiver.

14.   SERVICE AND UTILITIES.

14.1 Landlord's Obligations. Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days to be determined by Landlord, and subject to the Rules and Regulations of the building, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in Landlord's judgment for the comfortable use and occupancy of the Premises, janitorial, window washing and elevator service. Landlord shall also maintain and keep lighted the common stairs, gallerias, entries and toilet rooms in the building. Landlord shall not be liable for and Tenant shall not be entitled to any reduction of rental by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

14.2 Tenant's Obligation. Tenant shall pay for, prior to delinquency, all telephone and all other materials and services, not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease. Tenant will not, without the prior written consent of Landlord and subject to any conditions which Landlord may impose, use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished for use of the Premises as general office space. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the consent of Landlord. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall not be liable for Landlord's failure to furnish any of the foregoing when such failure is caused by any cause beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, in connection with failure to furnish any of the foregoing.

15. PROPERTY TAXES. Tenant shall pay before delinquency, all personal property or similar taxes levied or assessed and which become payable during the term hereof upon all Tenant's equipment, furniture, fixtures and personal property located in the Premises. Landlord shall pay all property taxes on the land and building, except should the California Constitution be changed in a way that results in a higher or lower tax on the Premises than the annual increases now a matter of law, any such increase or decrease shall be passed through to tenant on a prorated basis as an item separate from any CPI adjustments. Tenant shall pay to Landlord its share of such taxes, if any, within thirty days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached as Exhibit "B" to this Lease, as well as such rules and regulations that Landlord shall from time to time promulgate.
Landlord reserves the right from time to time to make all reasonable modifications to those rules which shall be binding to Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules by any other tenant.

17. HOLDING OVER. If Tenant remains in possession without Landlord's consent, after termination of the Lease, by lapse of time or otherwise, Tenant shall pay Landlord for each day of such retention one-fifteenth (1/15th) of the amount of the monthly rental for the last month prior to such termination and Tenant shall also pay all costs, expenses and damages sustained by Landlord by reason of such retention, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises.

18. ENTRY BY LANDLORD. Landlord reserves the right to enter the premises at any time to inspect the Premises, to provide any service for which Landlord is obligated hereunder, to submit the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and to alter, improve, maintain or repair the Premises or any portion of the building of which the Premises are a part that Landlord deems necessary or desirable, all without abatement of rent. Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, but shall not block entrance to the Premises and not interfere with Tenant's business, except as reasonably required for the particular activity by Landlord. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, interference with quiet enjoyment, or other damage arising out of Landlord's entry on the Premises as provided in this paragraph, except damage, if any, resulting from the negligence or willful misconduct of Landlord or its authorized representative. Landlord shall retain a key with which to unlock all doors into, within and about the Premises, excluding Tenant's vaults, safes and files. In an emergency, Landlord shall have the right to use any means which Landlord deems reasonably necessary to obtain entry to the Premises, without liability to Tenant, except for any failure to exercise due care for Tenant's property. Any such entry to the Premises by Landlord shall not be construed or deemed to be forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof.

19. RECONSTRUCTION. If the Premises or the building of which the Premises are a part are damaged by fire or other peril covered by extended coverage insurance, Landlord agrees to make repairs and restorations to the extent and in the manner possible at a cost not exceeding the proceeds of the insurance received by Landlord. If the cost of repair and restoration exceeds the amount of proceeds received from insurance, Landlord may elect to terminate this Lease by giving notice to Tenant within twenty (20) days after determining that the cost will exceed such proceeds. If

Landlord proceeds with repair and restoration, this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made. The rent reduction shall be based upon the extent to which repair and restoration activity materially interferes with Tenant's business at the Premises, provided, however, that if the damage was occasioned by the fault or neglect of Tenant, its agents or employees, there shall not be an abatement of rent.

20.   DEFAULT; REMEDIES.

20.1 Default. The occurrence of any of the following shall constitute a default by Tenant:

a. Failure by Tenant to pay the rent or other monies when due, where such failure continues for three (3) business days after written notice by Landlord to Tenant.

b.   Abandonment of the Premises by Tenant.

c. Failure by Tenant to perform any other provision of this Lease where such failure to perform is not cured within thirty (30) days after notice has been given to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

d. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

20.2  Remedies.  In the event of any such default Landlord may:

Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such reletting occurs, this Lease shall terminate automatically upon the new tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant.

Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation thereto, the following: (1) the worth at the time of award of any unpaid rent which would have been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord in its sole discretion deems reasonable and necessary. As used in (1) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (l0%) per annum from the date of default. As used in (2) and (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus one percent (l%).

Remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

21. EMINENT DOMAIN. If more than twenty-five percent (25%) of the Premises is taken or appropriated by any public or quasi-public authority under powers of eminent domain, either party hereto shall have the right at its option, to terminate this Lease. If less than twenty-five percent (25%) of the Premises is taken (or neither party elects to terminate as above, provided if more than twenty-five percent (25%) is taken), the Lease shall continue, but the rental thereafter to be paid shall be equitably reduced. If any part of the building of which the Premises are a part is so taken or appropriated, whether or not any part of the Premises is involved, Landlord shall be entitled to the entire award and compensation for the taking which is paid or made by the public or quasi-public agency, and Tenant shall have no claim against said award.

22. STATEMENT TO LENDER. Tenant shall at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

23. PARKING. Tenant shall have the right to use, in common with other tenants or occupants of the building, parking facilities, provided by Landlord for tenants of The Landmark, subject to the rules and regulations established by Landlord. Said parking shall be at no expense to the Tenant unless a tax, fee or levy is imposed directly or indirectly by a Federal, State or local agency or jurisdiction for parking. If such a tax, fee or levy is imposed tenant agrees to pay its portion of said fee as reasonably determined by the Landlord.

24.  AUTHORITY OF PARTIES.

24.1 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

24.2 Limited Partnerships. Landlord herein is a limited partnership. It is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership. And furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

25.   GENERAL PROVISIONS.

25.1 Exhibits. Exhibits attached hereto, and addendums initialed by the parties, are deemed to constitute a part hereof.

25.2 Waiver. The waiver by Landlord of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions of this Lease herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such rent.

25.3 Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sufficient if delivered in person or sent by first class mail, postage prepaid, addressed to the Tenant at the Premises or to such other place as Tenant may from time to time designate in a written notice to the Landlord. All written notices and demands by the Tenant to the Landlord shall be sufficient if delivered in person or sent by first class mail, postage prepaid, addressed to the Landlord at the office of the building or to such other person or place as the Landlord may from time to time designate in a notice to the Tenant. Any such notice is effective at the time of delivery or 48 hours after mailing.

25.4 Rentable Area. Rentable square footage, as herein used, is the actual square footage of the office suite plus a load factor for gallerias, restrooms, hallways and other common areas. The stated rentable area will not be used as a basis for either party making any claim against the other.

25.5 Joint and Several Obligations. If there be more than one Tenant, the obligations hereunder imposed upon tenants shall be joint and several.

25.6 Captions. The captions of the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

25.7   Time.  Time is of the essence hereof.

25.8 Successors and Assigns. The provisions of this Lease, subject to the provisions as to assignment, apply to and bind the successors and assigns of the parties hereto.

25.9 Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

25.10 Scope and Amendments. This Lease is and shall be considered to be the only agreement between the parties hereto. All negotiations and oral agreements acceptable to both parties are included herein. No amendment or other modification of this Lease shall be effective unless in a writing signed by Landlord and by Tenant.

25.11 Legal Fees. In the event of any action brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs including the fees of its attorneys as the court may adjudge reasonable.

25.12 Sale. In the event of any sale of the building, Landlord shall be released of any liability under this Lease, and the purchaser of the Premises shall be deemed to have assumed and agreed to carry out all of the obligations of the Landlord under this Lease.

25.13 Lender Requirements. Upon request of the Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any mortgagee, or deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and building of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof. If any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall recognize such purchaser as the Landlord under this Lease.

25.14 Name. Tenant shall not use the name of the development in which the Premises are situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises, unless written authorization is obtained from Landlord.

25.15 Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof.

25.16 Applicable Law. This Lease shall be governed by the laws of the State of California.

25.17 Toxics. Landlord and Tenant acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("law") affect the existence and removal, storage, disposal, leakage of contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic. Some of the Laws require that Toxics be removed or cleaned up without regard to whether the party required to pay for the "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCB's, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances. Tenant and Landlord agree to hold the other harmless from any responsibility for any Toxics which are brought on to the Premises or the project by themselves, their agents, employees or contractors.

26.   ELECTRICAL, COMMUNICATIONS AND ALARM WIRING.

26.1 Tenant shall contact the Landlord prior to installing or relocating any electrical, telephone, network, LAN, intercom, doorbell, or alarm wiring systems at the Landmark Office Center.

26.2 All electrical wiring shall be installed by a licensed contractor in expanded metal tubing in accordance with the most current electrical code, etc.

26.3 All communication cabling shall be installed by a licensed contractor and shall be plenum rated and shall not be installed as to "lay" on ceiling tile or t-bar grid systems.

A certificate of compliance shall be provided by contractor to Landlord at time of completion.

26.4 Landlord shall not be financially responsible for any repair or replacement of any communication cables, telephone lines, telephone feeders, or trunk lines beyond the M.P.O. (minimum point of entry) established by Pacific Bell. If one or more of these lines serve several tenants, the cost of installation and repair shall be divided among tenants currently being served by said cable.

26.5 Not all existing telephone rooms/punchdown boards are permanent. Tenant and his contractor must verify location of termination points with the Landlord prior to installation.

26.6 No audible alarm systems will be permitted. Landlord will not assume any financial responsibility for any alarms attributable to its employees, contractors, including janitors, guards, or service personnel.

26.7 Any work requiring access to adjoining tenant spaces shall be prearranged so that Landlord can obtain permission for the intrusion/interruption of the space. Tenant shall reasonably cooperate in arranging access to contractors for adjoining tenant when requested by Landlord.

26.8 Upon request of Landlord, Tenant shall remove all communication cable that Tenant has installed in the Premises upon expiration of this Lease and repair all damage caused by said removal.

27. AMERICANS WITH DISABILITIES ACT. Landlord believes the Premises complies with the "Americans With Disabilities Act" (ADA), but no independent investigation has been made to ensure compliance with the "Americans With Disabilities Act" (ADA). This Act may require a variety of changes to a facility, including potential removal of barriers to access by disabled persons and provision of auxiliary aids and services for hearing, vision or speech impaired persons, some of which would be the Landlord's responsibility and some would be the Tenant's responsibility. Landlord urges all parties to obtain independent legal and technical advice with respect to the physical and environmental conditions and ADA compliance of the Property. The Parties agree that it will rely solely on their own investigations and/or that of a licensed professional specializing in these areas, and not on the investigation, assurances or opinion of Landlord or Broker, if any.

28. BROKERS. Tenant warrants that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Lease excepting only Mark Moser of Catalyst Real Estate Group, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Commissions shall be paid to Broker(s) on the following schedule: 6%, 5%, 4%, 3%, 2%. No commissions shall be paid on Tenant Improvement Amortizations, CPI Increases or any other rent adjustment covered in section 4.2 herein.

29.  TENANT IMPROVEMENTS.

     a. Landlord shall, at its expense replace the carpet and paint the walls. No rent will be charged to

          Tenant for the Premises during this time (approximately five days).

      b. Landlord is also willing to construct 15 private offices on the 2nd floor at Tenant's sole cost which may be paid in one lump sum or amortized over the 36 months at an 8 1/2 % per annum interest rate. Tenant shall be responsible for the rent on 1861 Landings Drive during the construction of these improvements and Tenant may pay this in one lump sum or amortized over the 36 months at an 8 1/2 % per annum interest rate.

30. HOLD OVER IN SUITES 2065 & 2073. Tenant shall remain in possession of their existing Premises and at their existing rate until the Tenant Improvements requested above are complete.

31. OPTION TO EXTEND TERM. Provided Tenant is not in default hereunder at the expiration of the term herein provided for and has fully and faithfully performed all of Tenant's obligations under the Lease during said term, then Tenant shall have the option to extend the term for one additional three year term, commencing immediately upon expiration of the initial term. Tenant shall give Landlord written notice of exercise of the option at least 180 days before the expiration of the initial term. Lease payments for said extension period shall be at rate to be negotiated between Tenant and Landlord at the time the lease extension notice is given. If a lease modification extending the term and including a new lease rate is not agreed to in writing within 30 days of the extension notice being given, this option to extend shall become void.

32. BUILDING SIGNAGE. Landlord shall provide Tenant a sign consistent with the other signs on the project for full building users. Landlord shall also at Tenant's sole cost place a standard Tenant identification sign on the corner of Charleston Road and the entry driveway.

The parties hereto have executed this Lease on the dates specified immediately adjacent to their respective signatures.


LANDLORD:           INVESTMENTS, LIMITED
                    By:  THRUST IV, INC., General Partner


By: /s/ Hugh R. Bikle                  Date: 19 June 96
    ______________________________          _____________________
    Hugh R. Bickle President


TENANT:             ROGUE WAVE SOFTWARE, INC.



By: /s/ Robert Holburn                Date: June 10, 1996
   ______________________________          _____________________
    (SIGNATURE)


    Robert Holburn
    ______________________________    Tax ID# 93-1064214
    (PRINT NAME)  (TITLE)                     __________

                       [MAP OF BUILDING DESIGNATIONS]

                                                                     EXHIBIT A
                                                                   PAGE 2 OF 3

                          [SITE PLAN OF SUITE 1861]

                                   EXHIBIT B

                             Rules and Regulations
                             ---------------------



1. Keys are issued, in a reasonable number, by Landlord to Tenant at no charge.

2. Access cards, used to open the electronic lock of the front entry door of a particular building after normal business hours, are assigned to individual people pursuant to a list submitted by Tenant to Landlord. A $15.00 deposit per card is charged upon issuance and refundable upon return. When a card holder is no longer entitled to a card (left employment, etc.) Tenant shall notify Landlord of a new holder, or if the card has been taken or lost. By so notifying Landlord, a particular card code can be removed from the authorized list, so that it no longer will activate the lock.

3. No sign or notice shall be displayed by Tenant outside of its office space without written consent of Landlord which may be unreasonably withheld. If approval is not given, Landlord shall have the right to remove such sign or notice without notice to and at expense of the Tenant. All signs on access doors to the Premises shall be approved by Landlord. The original standard company sign on the main door to the Premises will be installed at Landlord's expense. Tenant may, at its expense, install a different sign, after written design approval by Landlord. Design criteria should be obtained from Landlord in advance.

Tenant shall not place anything within the Premises which may appear unsightly from outside of the Premises.

Tenant shall not install any curtains, blinds , shades, or screens on any windows or doors of the Premises without Landlord's consent which may be unreasonably withheld.

4. Sidewalks, halls, passages, exits, entrances, elevators, and stairways shall not be obstructed by any of the tenants, or used by them for any purpose other than for ingress or egress from their respected offices.

5. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows without the written consent of Landlord. All such alterations shall be done by Landlord's agents at Tenant's cost.

6. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were installed.

7. Tenant shall not overload the floor of the office complex. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, or plaster or in any way deface the Premises, except for hanging of small items such as pictures with nail type of hangers, without Landlord's approval. If Tenant hangs any other furniture, equipment, whiteboards etc. Tenant shall be responsible for the removal and repair of all damages to the Premises.

8. No unusually large or heavy equipment shall be brought into the complex without prior notice to Landlord and all moving of the same into or out of the office complex shall be done at such time and such a manner as Landlord shall designate.

All damage done to the office complex by moving or maintaining any such equipment shall be repaired at the expense of Tenant.

9. Tenant shall not use the office complex in a manner offensive or objectionable to the Landlord or other occupants by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business herein, nor shall any animals or birds be brought in or about the office complex.

10. No lodging, washing clothes, cooking, excluding use of coffee makers and microwave ovens, shall be done or permitted by any Tenant on the Premises.

11. Tenant shall not use or keep on the Premises any foul or noxious gas, kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

12. Landlord shall direct electricians as to where and how telephone wires are to be installed. No changing of wires will be allowed without the consent of the Landlord which may be unreasonably withheld. The location of the telephones, call boxes and other office equipment affixed to the office complex shall be subject to the approval of Landlord.

13. No aerial satellite dish or other item shall be erected on the roof or exterior walls of the complex, or on the grounds, without in each instance, the written consent of the Landlord which may be unreasonably withheld. Any such item so installed without such written consent shall be subject to removal without notice at any time.

14. No loud speakers, televisions, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without prior written consent of the Landlord.

15. On Saturdays, Sundays, legal holidays, and on other days between the hours of 5:00 P.M. and 8:00 A.M. the following day, access to the office complex, or to the Premises may be refused unless the person seeking entry is known to the person or employee of the office complex in charge or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the office complex of any person.

16. Any person whose presence on the Premises may in the judgment of the Landlord be prejudicial to the safety, character, reputation and interest of the office complex or of its tenants may be denied access to the office complex or may be ejected therefrom.

17. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

18. Tenant shall not disturb, solicit, or canvass any occupant of the office complex and shall cooperate to prevent the same.

19. Landlord shall control and operate the public portions of the office complex, in such manner as it deems best for the benefit of the tenants generally.

20. All windows and entrance doors in the office complex shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the office complex.

21. In case of invasions, mob riot, public excitement, or other emergency, the Landlord reserves the right to prevent access to the office complex during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the office complex. Landlord will also direct tenants as necessary in an emergency and will not assume any liability for damages suffered by tenants as the result of such directions.